Evolent Health Announces Fourth Quarter and Full Year 2018 Results

WASHINGTON, D.C., February 26, 2019 – Evolent Health, Inc. (NYSE: EVH), a company providing an integrated value-based care platform to the nation’s leading physician and payer organizations, today announced financial results for the quarter and full year ended December 31, 2018.

Highlights from the fourth quarter and full year 2018 announcement include (all comparisons are to the quarter and full year ended December 31, 2017):

Quarter ended December 31, 2018:

•	GAAP revenue of $193.1 million, an increase of 69.8%; Adjusted Revenue of $193.3 million, an increase of 69.6%

•	Net income (loss) attributable to Evolent Health, Inc. of $(16.7) million, Adjusted EBITDA of $5.6 million

•	Lives on platform of approximately 3.6 million, an increase of 32.9%

Full year ended December 31, 2018:

•	GAAP revenue of $627.1 million, an increase of 44.2%; Adjusted Revenue of $632.4 million, an increase of 44.9%

•	Net income (loss) attributable to Evolent Health, Inc. of $(52.7) million, Adjusted EBITDA of $23.2 million

•	Acquisition of assets of New Mexico Health Connections

•	Acquisition of New Century Health

•	New partnerships entered in 2018 included Baptist Health Care, Lee Health, Torrance Health IPA and SOMOS IPA

Additional announcements:

•	Evolent adds two new provider partners: Empower Healthcare Solutions and River City Medical Group.

Frank Williams, chief executive officer of Evolent Health, Inc., commented, “Overall, we are pleased with our results for the quarter and the calendar year, having achieved our key operational and financial objectives while advancing our position as the preferred partner for providers moving to value-based care.”

Evolent ended 2018 at the high end of its anticipated range for new partnerships and expanded its presence in New York, Florida, California and several other markets. In the aggregate, the company added approximately 800,000 lives to its platform bringing the total life count to approximately 3.6 million as of December 31, 2018, representing 32.9% growth over the prior year. The company also completed the acquisition of New Century Health, a specialty care management company that uses evidence-based care to manage complex specialties, including cancer and cardiovascular care.

Mr. Williams commented, “We are excited to add two new partners to our national network: Empower Healthcare Solutions in Arkansas and River City Medical Group in northern California. We look forward to leveraging our deep Medicaid expertise, proprietary technology and health plan administration services platform to drive strong clinical and financial results for these partners as we help them serve Medicaid beneficiaries in their communities.”
Mr. Williams continued, “We enter 2019 encouraged by the recent policy changes in Medicare and Medicaid and the positive medium-term implications for the movement to value-based care. Increased market interest is also reflected in the breadth and depth of our current pipeline. At the same time, we do anticipate lower growth in the first half of 2019 due to the wind-down of a few of our health plan relationships, as well as lower than expected membership growth from our newly launched Medicaid plans in Florida.”

Mr. Williams added, “Looking ahead, we are focused on several key areas to set up a strong second half in 2019, consistent with our long-term strategic and financial objectives. First, continuing our investment in driving clinical performance improvement across the Evolent network, which represents a key point of differentiation in the market. Second, putting in place a leaner cost structure that optimizes operational performance and is consistent with our long-term growth strategy. Third, driving membership growth in our partners’ Medicaid plans in Florida and leveraging their strong provider brands in their respective regions. Finally, working diligently toward deal closure across several late-stage pipeline opportunities in Medicare ACO, Medicare Advantage, Medicaid and New Century Health specialty care management.”

Mr. Williams concluded, “Overall, we remain confident that, with strong execution on our key priorities, we can set up a strong second half in 2019 and into 2020 and continue to solidify our position as a leader in the market movement to value-based care.”
Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See “Financial Statement Presentation” and “Non-GAAP Financial Measures” for more information.
Reported Results

Evolent Health, Inc. reported the following United States of America generally accepted accounting principles (“GAAP”) results:

•
Revenue of $193.1 million and $113.7 million for the three months ended December 31, 2018 and 2017, respectively, an increase of 69.8%. Revenue of $627.1 million and $435.0 million for the years ended December 31, 2018 and 2017, respectively, an increase of 44.2%.

◦
Services revenue of $171.3 million for the three months ended December 31, 2018, before intersegment eliminations of $(3.4) million. Services revenue of $547.4 million for the year ended December 31, 2018, before intersegment eliminations of $(14.3) million; and

◦
True Health premiums revenue of $25.4 million for the three months ended December 31, 2018, before intersegment eliminations of $(0.2) million. True Health premiums revenue of $94.8 million for the year ended December 31, 2018, before intersegment eliminations of $(0.8) million.

•
Cost of revenue of $112.8 million and $65.5 million for the three months ended December 31, 2018 and 2017, respectively, an increase of 72.1%. Cost of revenue of $327.8 million and $269.4 million for the years ended December 31, 2018 and 2017, respectively, an increase of 21.7%.

•	Claims expenses of $18.8 million for the three months ended December 31, 2018. Claims expenses of $70.9 million for the year ended December 31, 2018.

•
Selling, general and administrative expenses of $62.9 million and $55.2 million for the three months ended December 31, 2018 and 2017, respectively, an increase of 14.0%. Selling, general and administrative expenses of $235.4 million and $205.7 million for the years ended December 31, 2018 and 2017, respectively, an increase of 14.5%.

•
Net income (loss) attributable to Evolent Health, Inc. of $(16.7) million and $(13.2) million for the three months ended December 31, 2018 and 2017, respectively. Net income (loss) attributable to Evolent Health, Inc. of $(52.7) million and $(60.7) million for the years ended December 31, 2018 and 2017, respectively.

•	Earnings (loss) available to common shareholders, basic and diluted, of $(16.7) million and $(13.2) million for the three months ended December 31, 2018 and 2017, respectively.

•	Earnings (loss) available to common shareholders, basic and diluted, of $(52.7) million and $(60.7) million for the years ended December 31, 2018 and 2017, respectively.

•	Earnings (loss) available to common shareholders, per basic and diluted share, of $(0.21) and $(0.18) for the three months ended December 31, 2018 and 2017, respectively.

•	Earnings (loss) available to common shareholders, per basic and diluted share, of $(0.68) and $(0.94) for the full years ended December 31, 2018 and 2017, respectively.

Adjusted Results

•
Adjusted Revenue of $193.3 million and $114.0 million for the three months ended December 31, 2018 and 2017, respectively, an increase of 69.6%. Adjusted Revenue of $632.4 million and $436.4 million for the years ended December 31, 2018 and 2017, respectively, an increase of 44.9%.

◦
Adjusted Services Revenue of $171.5 million for the three months ended December 31, 2018, before intersegment eliminations of $(3.4) million. Adjusted Services Revenue of $552.8 million for the year ended December 31, 2018, before intersegment eliminations of $(14.3) million; and

◦
True Health premiums revenue of $25.4 million for the three months ended December 31, 2018, before intersegment eliminations of $(0.2) million. True Health premiums revenue of $94.8 million for the year ended December 31, 2018, before intersegment eliminations of $(0.8) million.

•
Adjusted Cost of Revenue of $111.8 million and $64.2 million for the three months ended December 31, 2018 and 2017, respectively, an increase of 74.3%. Adjusted Cost of Revenue of $323.4 million and $262.5 million for the years ended December 31, 2018 and 2017, respectively, an increase of 23.2%.

•	Claims expenses of $18.8 million for the three months ended December 31, 2018. Claims expenses of $70.9 million for the year ended December 31, 2018.

•
Adjusted selling, general and administrative expenses of $57.1 million and $46.3 million for the three months ended December 31, 2018 and 2017, respectively, an increase of 23.2%. Adjusted selling, general and administrative expenses of $214.9 million and $176.1 million for the years ended December 31, 2018 and 2017, respectively, an increase of 22.0%;

•
Adjusted EBITDA of $5.6 million and $3.5 million for the three months ended December 31, 2018 and 2017, respectively. Adjusted EBITDA of $23.2 million and $(2.2) million for the years ended December 31, 2018 and 2017, respectively.

•	Adjusted Earnings (Loss) Available to Class A and Class B Shareholders of $(5.4) million and $(3.1) million for the three months ended December 31, 2018 and 2017, respectively.

•	Adjusted Earnings (Loss) Available to Class A and Class B Shareholders of $(9.4) million and $(24.8) million for the years ended December 31, 2018 and 2017, respectively.

•	Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders of $(0.07) and $(0.04) for the three months ended December 31, 2018 and 2017, respectively.

•	Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders of $(0.12) and $(0.35) for the years ended December 31, 2018 and 2017, respectively.

Total cash and cash equivalents and investments as of December 31, 2018, was $238.3 million.

Business Outlook

We are not providing forward looking guidance for GAAP reported financial measures. A reconciliation of forward looking non-GAAP financial measures to the most comparable GAAP financial measure is provided in the “Guidance Reconciliation” table below. For the full year 2019, Adjusted Revenue is expected to be in the range of approximately $805.0 million to $880.0 million. The components of Adjusted Revenue include Adjusted Services Revenue, which is forecasted to be approximately $650.0 million to $710.0 million, and True Health premiums revenue, which is forecasted to be approximately $170.0 million to $190.0 million; intersegment eliminations are forecasted to be approximately $(15.0) to $(20.0) million for the full year. Adjusted EBITDA for the full year is expected to be breakeven to $15.0 million.

For the three months ended March 31, 2019, Adjusted Revenue is expected to be in the range of approximately $188.0 million to $197.0 million. The components of Adjusted Revenue include Adjusted Services Revenue, which is forecasted to be approximately $149.0 million to $153.0 million, and True Health premiums revenue, which is forecasted to be approximately $42.5 million to $47.5 million; intersegment eliminations are forecasted to be approximately $(3.8) million for the quarter. Adjusted EBITDA is expected to be in the range of approximately $(16.0) million to $(14.0) million.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth below in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.’s filings with the Securities and Exchange Commission (“SEC”). A reconciliation of forward looking non-GAAP financial measures to the most comparable GAAP financial measure is provided in the “Guidance Reconciliation” table below.

Web and Conference Call Information

As previously announced, Evolent Health, Inc. will hold a conference call to discuss its fourth quarter and full year performance this evening, February 26, 2019, at 5:00 p.m., Eastern Time. The conference call will be available via live webcast on the Company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join the Evolent Health call. Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company’s website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.

###

About Evolent Health

Evolent Health partners with leading provider and payer organizations to achieve superior clinical and financial results in value-based care and under full-risk arrangements. With a provider heritage and over 20 years of health plan administration experience, Evolent operates in more than 30 U.S. health care markets, actively managing care across Medicare, Medicaid, commercial and self-funded adult and pediatric populations. With the experience to drive change, Evolent confidently stands by a commitment to achieve results. For more information, visit www.evolenthealth.com

Contacts:

Bob East	Kim Conquest
443.213.0500	540.435.2095
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	KConquest@evolenthealth.com

Financial Statement Presentation

Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units in its operating subsidiary, Evolent Health LLC, which has owned all of our operating assets and substantially all of our business since inception. The financial results of Evolent Health LLC are consolidated in the financial statements of Evolent Health, Inc.

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue, Adjusted Platform and Operations Services Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Total Operating Expenses, Adjusted Operating Income (Loss), Adjusted EBITDA, Services Adjusted EBITDA, True Health Adjusted EBITDA, Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders and Adjusted Weighted-Average Class A and Class B Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue are defined as transformation services revenue and platform and operations services revenue, respectively, before the effect of intersegment eliminations and adjusted to exclude the impact of purchase accounting adjustments. In addition, the company’s Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue for the year ended December 31, 2018, include a $4.5 million adjustment related to revenue that was contracted for prior to 2018 and that was properly excluded from revenue in our 2017 results under the revenue recognition rules then in effect under Accounting Standards Codification (“ASC”) 605. On January 1, 2018, we adopted the new revenue recognition rules under ASC 606 using the modified retrospective method, which required us to include this $4.5 million as part of the cumulative transition adjustment to beginning retained earnings as of January 1, 2018. Under ASC 605, and based on proportionate performance revenue recognition, we would have recognized an additional $4.5 million in revenue during 2018, primarily within our Adjusted Transformation Services Revenue. The company has therefore included this revenue, and related profit, in its adjusted results for the year ended December 31, 2018, as they had not been previously reported prior to 2018 and the contracts are expected to be completed within 2018. This is a one-time adjustment and it will not reoccur in future periods.

Adjusted Services Revenue is defined as the sum of Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue. Adjusted Revenue is defined as the sum of Adjusted Services Revenue and True Health premiums revenue, less relevant intersegment eliminations. Management uses Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue as supplemental performance measures because they reflect a complete view of the operational results. The measures are also useful to investors because they reflect the full view of our operational performance in line with how we generate our long term forecasts.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, transaction costs related to acquisitions and business combinations, securities offerings and other one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures, which are also useful to investors, because they facilitate an understanding of our long term operational costs while removing the effect of costs that are one-time (e.g. transaction costs) and non-cash (e.g. stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is further adjusted to exclude the impact of one-time adjustments, such as goodwill impairment, severance costs, and items arising from acquisitions and business combinations, such as changes in fair value of contingent consideration and indemnification assets.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures.

Adjusted EBITDA is the sum of Services Adjusted EBITDA and True Health Adjusted EBITDA and is defined as EBITDA (net income (loss) attributable to Evolent Health, Inc. before interest income, interest expense, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to exclude, changes in fair value of contingent consideration and indemnification assets, income (loss) from equity method investees, other income (expense), net, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, transaction costs related to acquisitions and business combinations and other one-time adjustments (which for the year ended December 31, 2018, includes the ASC 606 transition adjustment described above). Management uses Adjusted EBITDA as a supplemental performance measure because the removal of transaction costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Class A and Class B Shareholders is defined as earnings (loss) available to common shareholders adjusted to exclude, income (loss) from equity method investees, (provision) benefit for income taxes, changes in fair value of contingent consideration and indemnification assets, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, transaction costs related to acquisitions and business combinations and other one-time adjustments (which for the year ended December 31, 2018, includes the ASC transition adjustment described above).

Adjusted Weighted-Average Class A and Class B Shares is defined as weighted average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares.

Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders is defined as Adjusted Earnings (Loss) Available to Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares, and reflects the adjustments made in those non-GAAP measures.

Management uses Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Weighted-Average Class A and Class B Shares and Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders because these performance measures represent our core operating performance distributed amongst all of our investors which is not represented by the GAAP results across time due to our complex equity structure. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

(in thousands, except per share data)	For the Three		For the Years
	Months Ended		Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue
Transformation services	$8,966	$5,666	$32,916	$29,466
Platform and operations services	158,932	108,063	500,190	405,484
Premiums	25,206	—	93,957	—
Total revenue	193,104	113,729	627,063	434,950

Expenses
Cost of revenue (exclusive of depreciation and amortization
expenses presented separately below)	112,836	65,549	327,825	269,352
Claims expenses	18,764	—	70,889	—
Selling, general and administrative expenses	62,923	55,196	235,418	205,670
Depreciation and amortization expenses	14,633	11,132	44,515	32,368
Change in fair value of contingent consideration
and indemnification asset	(2,700)	100	(4,104)	400
Total operating expenses	206,456	131,977	674,543	507,790
Operating income (loss)	(13,352)	(18,248)	(47,480)	(72,840)
Interest income	522	843	3,440	1,656
Interest expense	(2,923)	(855)	(5,484)	(3,636)
Income (loss) from equity method investees	(1,949)	(309)	(4,736)	(1,755)
Other Income (expense), net	173	150	109	171
Income (loss) before income taxes
and non-controlling interests	(17,529)	(18,419)	(54,151)	(76,404)
Provision (benefit) for income taxes	11	(4,628)	40	(6,637)
Net income (loss)	(17,540)	(13,791)	(54,191)	(69,767)
Net income (loss) attributable to non-controlling interests	(853)	(631)	(1,533)	(9,102)
Net income (loss) attributable to Evolent Health, Inc.	$(16,687)	$(13,160)	$(52,658)	$(60,665)

Earnings (Loss) Available to Common Shareholders
Basic and Diluted	$(16,687)	$(13,160)	$(52,658)	$(60,665)

Earnings (Loss) per Common Share
Basic and Diluted	$(0.21)	$(0.18)	$(0.68)	$(0.94)

Weighted-Average Common Shares Outstanding
Basic and Diluted	78,723	74,689	77,338	64,351

Comprehensive income (loss)
Net income (loss)	(17,540)	(13,791)	(54,191)	(69,767)
Other comprehensive income (loss), net of taxes, related to:
Foreign currency translation adjustment	82	—	(182)	—
Total comprehensive income (loss)	(17,458)	(13,791)	(54,373)	(69,767)
Total comprehensive income (loss) attributable to
non-controlling interests	(853)	(631)	(1,533)	(9,102)
Total comprehensive income (loss) attributable to
Evolent Health, Inc.	(16,605)	(13,160)	(52,840)	(60,665)

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	As of
	December 31,
	2018	2017
Cash and cash equivalents	$228,320	$238,433
Restricted cash	160,005	56,930
Restricted investments	818	8,755
Note receivable	—	20,000
Total current assets	487,966	378,182
Investments, at amortized cost	10,010	—
Intangible assets, net	335,036	241,261
Goodwill	768,124	628,186
Total assets	1,722,281	1,312,697

Accounts payable	146,760	42,930
Long-term debt, net of discount	221,041	121,394
Total liabilities	532,925	266,391
Total shareholders' equity (deficit) attributable
to Evolent Health, Inc.	1,143,824	1,010,879
Non-controlling interests	45,532	35,427
Total liabilities and shareholders' equity (deficit)	1,722,281	1,312,697

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

(in thousands)	For the Years
	Ended
	December 31,
	2018	2017
Net cash and restricted cash provided by (used in) operating activities	$(20,651)	$(27,958)
Net cash and restricted cash provided by (used in) investing activities	(160,375)	(12,265)
Net cash and restricted cash provided by (used in) financing activities	274,024	165,557
Effect of exchange rate on cash and cash equivalents and restricted cash	(36)	—

Net increase (decrease) in cash and cash equivalents and restricted cash	92,962	125,334
Cash and cash equivalents and restricted cash as of beginning-of-year	295,363	170,029
Cash and cash equivalents and restricted cash as of end-of-year	$388,325	$295,363

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(unaudited)

(in thousands)	For the Three Months Ended December 31, 2018			For the Three Months Ended December 31, 2017
							Evolent Health, Inc.		Evolent Health, Inc.
	Evolent		Evolent	Evolent		Evolent	as Reported		as Adjusted
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services	$8,966	$—	$8,966	$5,666	$—	$5,666	$3,300	58.2%	$3,300	58.2%
Platform and operations services (1)	158,932	214	159,146	108,063	243	108,306	50,869	47.1%	50,840	46.9%
Premiums	25,206	—	25,206	—	—	—	25,206	—%	25,206	—%
Total revenue	193,104	214	193,318	113,729	243	113,972	79,375	69.8%	79,346	69.6%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented
separately below) (2)	112,836	(987)	111,849	65,549	(1,377)	64,172	47,287	72.1%	47,677	74.3%
Claims expenses	18,764	—	18,764	—	—	—	18,764	—%	18,764	—%
Selling, general and
administrative expenses (3)	62,923	(5,848)	57,075	55,196	(8,879)	46,317	7,727	14.0%	10,758	23.2%
Depreciation and amortization
expenses (4)	14,633	(5,884)	8,749	11,132	(4,395)	6,737	3,501	31.4%	2,012	29.9%
Change in fair value of contingent
consideration (5)	(2,700)	2,700	—	100	(100)	—	(2,800)	(2,800.0)%	—	—%
Total operating expenses	206,456	(10,019)	196,437	131,977	(14,751)	117,226	74,479	56.4%	79,211	67.6%
Operating income (loss)	$(13,352)	$10,233	$(3,119)	$(18,248)	$14,994	$(3,254)	$4,896	26.8%	$135	4.1%

Total operating expenses as a
percentage of total revenue	106.9%		101.6%	116.0%		102.9%

(1)
Adjustments to platform and operations services revenue include deferred revenue purchase accounting adjustments of approximately $0.2 million and $0.2 million for the three months ended December 31, 2018 and 2017, respectively, resulting from our acquisitions and business combinations.

(2)
Adjustments to cost of revenue include $0.3 million and $0.2 million in stock-based compensation expense for the three months ended December 31, 2018 and 2017, respectively. The adjustments also include approximately $0.6 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the three months ended December 31, 2018. Adjustments also include transaction costs of approximately $1.1 million for the three months ended December 31, 2017, resulting from acquisitions and business combinations.

(3)
Adjustments to selling, general and administrative expenses include $4.7 million and $4.0 million in stock-based compensation expense for the three months ended December 31, 2018 and 2017, respectively. Adjustments also include transaction costs of $0.4 million and $4.8 million for the three months ended December 31, 2018 and 2017, respectively, resulting from acquisitions and business combinations and costs relating to our securities offerings. Adjustments for the three months ended December 31, 2018, also include $0.7 million of one-time severance costs.

(4)
Adjustments to depreciation and amortization expenses of approximately $5.9 million and $4.4 million for the three months ended December 31, 2018 and 2017, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

(5)	The adjustment represents changes in the fair value of contingent consideration associated with a business combination completed in 2016.

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(unaudited)

(in thousands)	For the Year Ended December 31, 2018			For the Year Ended December 31, 2017
							Evolent Health, Inc.		Evolent Health, Inc.
	Evolent		Evolent	Evolent		Evolent	as Reported		as Adjusted
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services (1)	$32,916	$3,655	$36,571	$29,466	$—	$29,466	$3,450	11.7%	$7,105	24.1%
Platform and operations services (1)	500,190	1,704	501,894	405,484	1,467	406,951	94,706	23.4%	94,943	23.3%
Premiums	93,957	—	93,957	—	—	—	93,957	—%	93,957	—%
Total revenue	627,063	5,359	632,422	434,950	1,467	436,417	192,113	44.2%	196,005	44.9%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented
separately below) (2)	327,825	(4,426)	323,399	269,352	(6,850)	262,502	58,473	21.7%	60,897	23.2%
Claims expenses	70,889	—	70,889	—	—	—	70,889	—%	70,889	—%
Selling, general and
administrative expenses (3)	235,418	(20,509)	214,909	205,670	(29,551)	176,119	29,748	14.5%	38,790	22.0%
Depreciation and amortization
expenses (4)	44,515	(14,028)	30,487	32,368	(11,452)	20,916	12,147	37.5%	9,571	45.8%
Change in fair value of contingent
consideration and indemnification asset (5)	(4,104)	4,104	—	400	(400)	—	(4,504)	(1,126.0)%	—	—%
Total operating expenses	674,543	(34,859)	639,684	507,790	(48,253)	459,537	166,753	32.8%	180,147	39.2%
Operating income (loss)	$(47,480)	$40,218	$(7,262)	$(72,840)	$49,720	$(23,120)	$25,360	34.8%	$15,858	68.6%

Total operating expenses as a
percentage of total revenue	107.6%		101.1%	116.7%		105.3%

(1)
Adjustments to transformation services revenue and platform and operations services revenue for the year ended December 31, 2018, include approximately $3.7 million and $0.8 million, respectively, resulting from our transition adjustments related to the implementation of ASC 606. Adjustments to platform and operations services revenue also include deferred revenue purchase accounting adjustments of approximately $0.9 million and $1.5 million for the years ended December 31, 2018 and 2017, respectively, resulting from our acquisitions and business combinations.

(2)
Adjustments to cost of revenue include $1.5 million and $1.4 million in stock-based compensation expense for the years ended December 31, 2018 and 2017, respectively. The adjustments also include $2.3 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment and $0.7 million of one-time severance costs for the year ended December 31, 2018. Adjustments for the year ended December 31, 2017 also include transaction costs of approximately $5.5 million resulting from acquisitions and business combinations.

(3)
Adjustments to selling, general and administrative expenses include $16.1 million and $19.1 million in stock-based compensation expense for the years ended December 31, 2018 and 2017, respectively. Adjustments also include transaction costs of $2.8 million and $10.5 million for the years ended December 31, 2018 and 2017, respectively, resulting from acquisitions and business combinations and costs relating to our securities offerings. The adjustments also include $0.1 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment and $1.6 million of one-time severance costs for the year ended December 31, 2018.

(4)
Adjustments to depreciation and amortization expenses of approximately $14.0 million and $11.5 million for the years ended December 31, 2018 and 2017, respectively, related to amortization of intangible assets acquired via asset acquisitions and business combinations.

(5)	The adjustment represents changes in the fair value of contingent consideration and the settlement of an indemnification asset associated with the business combinations completed in 2016.

Evolent Health, Inc.
Segment Results
(unaudited)

			Intersegment
	Services	True Health (1)	Eliminations	Consolidated
Adjusted Revenue
Three Months Ended December 31, 2018
Services:
Adjusted Transformation Services	$8,966	$—	$—	$8,966
Adjusted Platform and Operations Services	162,522	—	(3,376)	159,146
Adjusted Services Revenue	171,488	—	(3,376)	168,112
True Health:
Premiums	—	25,410	(204)	25,206
Adjusted Revenue	171,488	25,410	(3,580)	193,318
Purchase accounting adjustments (2)	(214)	—	—	(214)
Total revenue	$171,274	$25,410	$(3,580)	$193,104

Three Months Ended December 31, 2017
Services:
Adjusted Transformation Services	$5,666	$—	$—	$5,666
Adjusted Platform and Operations Services	108,306	—	—	108,306
Adjusted Services Revenue	113,972	—	—	113,972
Adjusted Revenue	113,972	—	—	113,972
Purchase accounting adjustments (2)	(243)	—	—	(243)
Total revenue	$113,729	$—	$—	$113,729

			Segments
	Services	True Health (1)	Total
Three Months Ended December 31, 2018
Adjusted EBITDA	$4,635	$995	$5,630

Three Months Ended December 31, 2017
Adjusted EBITDA	$3,483	$—	$3,483

(1)	The True Health segment was created in January 2018.

(2)
Purchase accounting adjustments pertain to Adjusted Platform and Operations Services Revenue. There were no purchase accounting adjustments in relation to Adjusted Transformation Services Revenue or True Health premiums revenue.

Evolent Health, Inc.
Segment Results
(unaudited)

			Intersegment
	Services	True Health (1)	Eliminations	Consolidated
Adjusted Revenue
For the Year Ended December 31, 2018
Services:
Adjusted Transformation Services	$36,571	$—	$—	$36,571
Adjusted Platform and Operations Services	516,219	—	(14,325)	501,894
Adjusted Services Revenue	552,790	—	(14,325)	538,465
True Health:
Premiums	—	94,763	(806)	93,957
Adjusted Revenue	552,790	94,763	(15,131)	632,422
ASC 606 transition adjustment (2)	(4,498)	—	—	(4,498)
Purchase accounting adjustments (3)	(861)	—	—	(861)
Total revenue	$547,431	$94,763	$(15,131)	$627,063

For the Year Ended December 31, 2017
Services:
Adjusted Transformation Services	$29,466	$—	$—	$29,466
Adjusted Platform and Operations Services	406,951	—	—	406,951
Adjusted Services Revenue	436,417	—	—	436,417
Adjusted Revenue	436,417	—	—	436,417
Purchase accounting adjustments (3)	(1,467)	—	—	(1,467)
Total revenue	$434,950	$—	$—	$434,950

			Segments
	Services	True Health (1)	Total
For the Year Ended December 31, 2018
Adjusted EBITDA	$21,310	$1,915	$23,225

For the Year Ended December 31, 2017
Adjusted EBITDA	$(2,204)	$—	$(2,204)

(1)	The True Health segment was created in January 2018.

(2)
Adjustment to Adjusted Transformation Services Revenue was approximately $3.7 million and the adjustment to Adjusted Platform and Operations Services Revenue was approximately $0.8 million. See “Non-GAAP Financial Measures” above for more information on adjustments pertaining to the implementation of ASC 606.

(3)
Purchase accounting adjustments pertain to Adjusted Platform and Operations Services Revenue. There were no purchase accounting adjustments in relation to Adjusted Transformation Services Revenue or True Health premiums revenue.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Evolent Health, Inc.
(unaudited)

(in thousands)	For the Three		For the Years
	Months Ended		Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net Income (Loss) Attributable to
Evolent Health, Inc.	$(16,687)	$(13,160)	$(52,658)	$(60,665)
Less:
Interest income	522	843	3,440	1,656
Interest expense	(2,923)	(855)	(5,484)	(3,636)
(Provision) benefit for income taxes	(11)	4,628	(40)	6,637
Depreciation and amortization expenses	(14,633)	(11,132)	(44,515)	(32,368)
EBITDA	358	(6,644)	(6,059)	(32,954)
Less:
Income (loss) from equity method investees	(1,949)	(309)	(4,736)	(1,755)
Change in fair value of contingent
consideration and indemnification asset	2,700	(100)	4,104	(400)
Other income (expense), net	173	150	109	171
Net (income) loss attributable to
non-controlling interests	853	631	1,533	9,102
ASC 606 transition adjustments	—	—	(4,498)	—
Purchase accounting adjustments	(214)	(243)	(861)	(1,467)
Stock-based compensation expense	(5,049)	(4,265)	(17,609)	(20,437)
Severance costs	(716)	—	(2,205)	—
Amortization of contract cost assets	(658)	—	(2,456)	—
Transaction costs	(412)	(5,991)	(2,665)	(15,964)
Adjusted EBITDA	$5,630	$3,483	$23,225	$(2,204)

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Class A and Class B
Shareholders to Earnings (Loss) Available to Common Shareholders
(unaudited)

(in thousands, except per share data)	For the Three		For the Years
	Months Ended		Ended
	December 31,		December 31,
	2018	2017	2018	2017
Earnings (Loss) Available to
Common Shareholders - Basic and Diluted (a)	$(16,687)	$(13,160)	$(52,658)	$(60,665)
Less:
Income (loss) from equity method investees	(1,949)	(309)	(4,736)	(1,755)
(Provision) benefit for income taxes	—	4,600	136	6,594
Change in fair value of contingent consideration
and indemnification asset	2,700	(100)	4,104	(400)
Net (income) loss attributable to
non-controlling interests	853	631	1,533	9,102
ASC 606 transition adjustment	—	—	(4,498)	—
Purchase accounting adjustments	(6,098)	(4,638)	(14,889)	(13,007)
Stock-based compensation expense	(5,049)	(4,265)	(17,609)	(20,437)
Severance costs	(716)	—	(2,205)	—
Amortization of contract cost assets	(658)	—	(2,456)	—
Transaction costs	(412)	(5,991)	(2,665)	(15,964)

Adjusted Earnings (Loss) Available
to Class A and Class B Shareholders (b)	$(5,358)	$(3,088)	$(9,373)	$(24,798)

Earnings (Loss) per Share Available
to Common Shareholders - Basic and Diluted (a) (1)	$(0.21)	$(0.18)	$(0.68)	$(0.94)

Adjusted Earnings (Loss) per Share Available
to Class A and Class B Shareholders (b) (2)	$(0.07)	$(0.04)	$(0.12)	$(0.35)

Weighted-average common shares - basic	78,723	74,689	77,338	64,351
Weighted-average common shares - diluted	78,723	74,689	77,338	64,351
Adjusted Weighted-Average Class A
and Class B Shares (3)	82,274	77,343	79,169	71,636

(1)	For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

(2)	Represents Adjusted Earnings (Loss) Available to Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares as described in footnote 3 below.

(3)
Represents the weighted-average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares. See the reconciliation of Adjusted Weighted-Average Class A and Class B Shares to diluted weighted-average common shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Class A and Class B
Shares to Diluted Weighted-Average Common Shares
(unaudited)

(in thousands)	For the Three		For the Years
	Months Ended		Ended
	December 31,		December 31,
	2018	2017	2018	2017
Weighted-average common shares - diluted	78,723	74,689	77,338	64,351
Assumed conversion of Class B common
shares to Class A common shares	3,551	2,654	1,831	7,285
Adjusted Weighted-Average Class A and Class B Shares	82,274	77,343	79,169	71,636

Evolent Health, Inc.
Guidance Reconciliation
(unaudited)

(in thousands)	For the Three	For the Twelve
	Months Ended	Months Ended
	March 31,	December 31,
	2019	2019
Services revenue	$150,750	$679,000
Purchase accounting adjustments	250	1,000
Adjusted Services Revenue	151,000	680,000
Premiums revenue	45,000	180,000
Intersegment eliminations	(3,750)	(17,500)
Adjusted Revenue	$192,250	$842,500

Net Income (Loss) Attributable to
Evolent Health, Inc.	$(47,200)	$(102,500)
Less:
Interest income	500	2,000
Interest expense	(3,000)	(12,000)
Depreciation and amortization expenses	(14,600)	(58,000)
EBITDA	(30,100)	(34,500)
Less:
Income (loss) from equity method investees	(2,000)	(8,000)
Net (income) loss attributable to
non-controlling interests	1,850	3,700
Purchase accounting adjustments	(250)	(1,000)
Stock-based compensation expense	(5,000)	(20,000)
Severance costs	(8,000)	(10,000)
Amortization of contract cost assets	(700)	(2,700)
Transaction costs	(1,000)	(4,000)
Adjusted EBITDA	$(15,000)	$7,500

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like:  “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of customer contracts;

•
uncertainty relating to expected future revenues from and our relationship with our largest customer, Passport, including as a result of ongoing litigation pertaining to rate adjustments and Passport’s ability to remain solvent, which among other things could result in significantly reduced fees or a significant customer loss in 2019;

•	the structural change in the market for health care in the United States;

•	uncertainty in the health care regulatory framework, including the potential impact of policy changes;

•	uncertainty in the public exchange market;

•	the uncertain impact of Centers for Medicare and Medicaid Services waivers to Medicaid rules and changes in membership and rates;

•	the uncertain impact the results of elections may have on health care laws and regulations;

•	our ability to effectively manage our growth, drive a leaner cost structure and reorient our growth strategy toward new opportunities;

•	our ability to offer new and innovative products and services;

•
risks related to completed and future acquisitions, investments, alliances and joint ventures, including the acquisition of assets from New Mexico Health Connections (“NMHC”) and the acquisitions of Valence Health, Inc., excluding Cicerone Health Solutions, Inc. (“Valence Health”), Aldera Holdings, Inc. (“Aldera”) and NCIS Holdings, Inc. (“New Century Health”), which may be difficult to integrate, divert management resources, result in unanticipated costs or dilute our stockholders;

•	our ability to consummate opportunities in our pipeline;

•
certain risks and uncertainties associated with the acquisition of assets from NMHC and the acquisitions of Valence Health, Aldera and New Century Health, including future revenues may be less than expected, the timing and extent of new lives expected to come onto the platform may not occur as expected and the expected results of Evolent may not be impacted as anticipated;

•	risks relating to our ability to maintain profitability for our and New Century Health’s performance-based contracts and products;

•
the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including enrollment numbers for our partner’s plans (including Florida), premium pricing reductions, selection bias in at-risk membership and the ability to control and, if necessary, reduce health care costs, particularly in New Mexico;

•	our ability to attract new partners;

•	the increasing number of risk-sharing arrangements we enter into with our partners;

•	our ability to recover the significant upfront costs in our partner relationships;

•	our ability to estimate the size of our target markets;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	risks related to governmental payer audits and actions, including whistleblower claims;

•	our ability to partner with providers due to exclusivity provisions in our contracts;

•	restrictions and penalties as a result of privacy and data protection laws;

•	adequate protection of our intellectual property, including trademarks;

•	any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	our use of “open source” software;

•	our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;

•	our reliance on third parties and licensed technologies;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	online security risks and breaches or failures of our security measures;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;

•	our reliance on third-party vendors to host and maintain our technology platform;

•	our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;

•	the risk of a significant reduction in the enrollment in our health plan;

•	our ability to accurately underwrite performance-based contracts;

•	risks related to our offshore operations;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	the risk of potential future goodwill impairment on our results of operations;

•	our indebtedness and our ability to obtain additional financing;

•	our ability to achieve profitability in the future;

•	the requirements of being a public company;

•	our adjusted results may not be representative of our future performance;

•	the risk of potential future litigation;

•	the impact of changes in accounting principles and guidance on our reported results;

•	our holding company structure and dependence on distributions from Evolent Health LLC;

•	our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;

•	our ability to utilize benefits under the tax receivables agreement;

•
our ability to realize all or a portion of the tax benefits that we currently expect to result from past and future exchanges of Class B common units of Evolent Health LLC for our Class A common stock, and to utilize certain tax attributes of Evolent Health Holdings and an affiliate of TPG;

•	distributions that Evolent Health LLC will be required to make to us and to the other members of Evolent Health LLC;

•	our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;

•	different interests among our pre-IPO investors, or between us and our pre-IPO investors;

•	the terms of agreements between us and certain of our pre-IPO investors;

•	the conditional conversion feature of the 2025 Notes, which, if triggered, could require us to settle the 2025 Notes in cash;

•	the impact of the accounting method for convertible debt securities that may be settled in cash;

•	the potential volatility of our Class A common stock price;

•
the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale or if a large number of Class B common units are exchanged for shares of Class A common stock;

•
provisions in our second amended and restated certificate of incorporation and second amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	the ability of certain of our investors to compete with us without restrictions;

•
provisions in our second amended and restated certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

•	our intention not to pay cash dividends on our Class A common stock;

•	our ability to maintain effective internal control over financial reporting;

•	our expectations regarding the additional management attention and costs that will be required as we have transitioned from an “emerging growth company” to a “large accelerated filer”; and

•	our lack of public company operating experience.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.